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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below constitutes and appoints James R. Oyler and William M. Thomas, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this registration statement and any and all other post-effective amendments to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney on the date indicated.

Signature	Title	Date

/s/ JAMES R. OYLER James R. Oyler	Director, Chief Executive Officer, President (Principal Executive Officer)	April 10, 2003
/s/ WILLIAM M. THOMAS William M. Thomas	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	April 10, 2003
/s/ GERALD S. CASILLI Gerald S. Casilli	Director	April 10, 2003
/s/ WOLF-DIETER HASS Wolf-Dieter Hass	Director	April 10, 2003
/s/ IVAN E. SUTHERLAND Ivan E. Sutherland	Director	April 10, 2003
/s/ DAVID J. COGHLAN David J. Coghlan	Director	April 10, 2003
/s/ WILLIAM SCHNEIDER William Schneider	Director	April 10, 2003

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  EXHIBIT 24.1